UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2025
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CISCO SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-39940 (Commission File Number)	77-0059951 (IRS Employer Identification No.)
170 West Tasman Drive, San Jose, California		95134-1706
(Address of principal executive offices)		(Zip Code)
(408) 526-4000
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CSCO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensatory Arrangements of Certain Officers

On June 5, 2025, the Compensation and Management Development Committee of the Board of Directors of Cisco Systems, Inc. (“Cisco”) approved an equity award for Mark Patterson in connection with his appointment as Executive Vice President, Chief Financial Officer of Cisco, as previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on May 14, 2025.

Mr. Patterson has been granted 47,832 restricted stock units (“RSUs”), which will vest over a 3-year period subject to a one-year (34%) cliff then quarterly (8.25%) thereafter. The RSUs are subject to the terms and conditions of the Cisco Systems, Inc. 2005 Stock Incentive Plan and form of stock unit agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CISCO SYSTEMS, INC.

Dated: June 9, 2025	By:	/s/ Evan Sloves
	Name:	Evan Sloves
	Title:	Secretary